Schedule A

to Second Amended and Restated Agreement and Declaration of Trust of American Century ETF Trust, as of September 10, 2020

	Series	Date Established
ETFs	American Century Diversified Corporate Bond ETF	June 27, 2017
	American Century STOXX U.S. Quality Value ETF	June 27, 2017
	American Century STOXX U.S. Quality Growth ETF	April 19, 2018
	American Century Quality Diversified International ETF	April 19, 2018
	American Century Diversified Municipal Bond ETF	April 19, 2018
	American Century Focused Dynamic Growth ETF	June 15, 2018
	American Century Focused Large Cap Value ETF	June 15, 2018
	American Century Mid Cap Growth Impact ETF	November 21, 2019
	American Century Sustainable Equity ETF	November 27, 2018
	Avantis U.S. Equity ETF	April 29, 2019
	Avantis International Equity ETF	April 29, 2019
	Avantis Emerging Markets Equity ETF	April 29, 2019
	Avantis U.S. Small Cap Value ETF	April 29, 2019
	Avantis International Small Cap Value ETF	April 29, 2019
	Avantis Core Fixed Income ETF	September 10, 2020
	Avantis Core Municipal Fixed Income ETF	September 10, 2020
	Avantis Short-Term Fixed Income ETF	September 10, 2020
Mutual Funds	Avantis U.S. Equity Fund	April 29, 2019
	Avantis International Equity Fund	April 29, 2019
	Avantis Emerging Markets Equity Fund	April 29, 2019
	Avantis U.S. Small Cap Value Fund	April 29, 2019
	Avantis International Small Cap Value Fund	April 29, 2019
	Avantis Core Fixed Income Fund	September 10, 2020
	Avantis Core Municipal Fixed Income Fund	September 10, 2020
	Avantis Short-Term Fixed Income Fund	September 10, 2020